UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 23, 2017

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events	3
SIGNATURE	4

Item 8.01	Other Events

Ensco recently entered into an amendment to the ENSCO DS-10 drillship construction contract (the “Amendment”) with Samsung Heavy Industries (“SHI”), the shipyard constructing the ENSCO DS-10 (“Drillship”). Under the terms of the Amendment:

•
The delivery date for the Drillship has been extended to March 31, 2019 (the “Extended Delivery Date”). Ensco may elect to take delivery of the Drillship earlier upon giving SHI 75 days’ advance notice. Notwithstanding the Extended Delivery Date, SHI agreed to complete construction of the Drillship by March 31, 2017.

•
Payment of $75 million of the approximately $309 million unpaid balance of the purchase price for the Drillship has been deferred to March 31, 2019, or such earlier date as Ensco may elect to take delivery of the Drillship. The remaining $234 million of the purchase price is to be paid in January 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	January 23, 2017	/s/ Tommy E. Darby Tommy E. Darby Controller

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